EXHIBIT 99.1

OMNIQ Accelerates Nationwide Mobile License Plate Recognition Growth with Eight New Deployments as Demand for Smarter Real-Time Enforcement Grows

SALT LAKE CITY, Oct. 15, 2025 (GLOBE NEWSWIRE) -- OMNIQ (OTCMKTS: OMQS) (“OMNIQ” or “the Company”) today announced the continued rollout of eight new AI-based Mobile License Plate Inventory (MLPI, including Total Vehicle Recognition) deployments across airports, healthcare systems, and business complexes in 2025. The expansion reflects growing nationwide demand for flexible, data-secure access and enforcement solutions that integrate seamlessly with existing operations while enhancing on-site safety and property security. OMNIQ systems increase safety and profitability by providing unparalleled automation in site management and identifying threats, all done in real-time, creating proactive measures and significant efficiencies.

Industry reports from Grand View Research and Precedence Research forecast the global license plate recognition market to grow from approximately $3.7 billion in 2024 to over $9 billion by 2034, driven by accelerated adoption of AI-powered analytics, workforce optimization tools, and real-time mobility data platforms.

Each new OMNIQ MLPI deployment was custom configured to its environment. These environments contain airport patrol fleets, campus parking teams, and security staff. The solution enhances visibility, automates manual processes, and improves compliance without additional staffing. The projects collectively strengthen the Company’s national MLPI presence and underscore the Company’s leadership in AI-based, mobility-driven enforcement technology.

OMNIQ’s MLPI platform transforms standard enforcement or operations vehicles into intelligent data-collection systems, capable of capturing and analyzing license plates while in motion. The technology enables real-time permit validation, unauthorized vehicle detection, and overstay identification with over ninety-five percent accuracy. Unlike fixed camera systems, MLPI offers a flexible, scalable alternative that adapts to dynamic routes and evolving operational needs while maintaining strict data privacy and closed-network security standards.

“Each new deployment demonstrates how our technology adapts to the real-world challenges of managing parking, security, and compliance,” said Shai Lustgarten, CEO of OMNIQ. “We’re seeing strong adoption because customers can scale intelligence and automation across their existing infrastructure.”

About OMNIQ

OMNIQ delivers advanced computer vision, AI-based data collection, and automation technologies across transportation, security, and supply chain sectors. From fixed and mobile license plate recognition to smart access control and ticketless parking systems, OMNIQ solutions help clients achieve greater efficiency, compliance, and safety in real-world environments.

For more information, please visit
www.omniq.com

Privacy and Data Security Commitment

OMNIQ’s vehicle recognition and enforcement systems are designed with strict privacy and data protection standards. All vehicle data is processed and stored within secure, private networks that are not accessible to outside sources or unrelated departments. The system architecture ensures that information is used solely for authorized operational purposes and never for public tracking, third-party sharing, or external data access. OMNIQ ensures rigorous compliance with customer data policies, providing full transparency and control to each participating organization.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
IR@omniq.com

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